UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2016

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Background

On March 21, 2016, Genworth Holdings, Inc. (the “Issuer”), a direct 100% subsidiary of Genworth Financial, Inc. (the “Company” or the “Guarantor”), announced that it received, on March 18, 2016, the requisite consents, pursuant to its previously announced solicitation of consents (the “Consent Solicitation”), to amend the indenture dated as of June 15, 2004, by and between the Issuer and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as successor to JP Morgan Chase Bank, N.A., as amended and supplemented from time to time (as so amended and supplemented, the “Senior Notes Indenture”) and the indenture dated as of November 14, 2006, by and between the Issuer and the Trustee, as amended and supplemented from time to time (as so amended and supplemented, the “Subordinated Notes Indenture” and together with the Senior Notes Indenture, the “Indentures”).

Supplemental Indentures

On March 18, 2016, the Issuer, the Guarantor, and the Trustee entered into Supplemental Indenture No. 12 to the Senior Notes Indenture (“Supplemental Indenture No. 12”) and the Third Supplemental Indenture to the Subordinated Notes Indenture (the “Third Supplemental Indenture” and together with Supplemental Indenture No. 12, the “Supplemental Indentures”) that amended the Senior Notes Indenture and the Subordinated Notes Indenture, respectively, to (i) exclude Genworth Life Insurance Company, Genworth Life Insurance Company of New York and Brookfield Life and Annuity Insurance Company Limited, which operate the Company’s long-term care insurance business, from the event of default provisions of the Indentures and (ii) clarify that one or more transactions disposing of any or all of the Issuer’s long-term care and other life insurance businesses and assets (a “Life Sale”) would not constitute a disposition of “all or substantially all” of the Issuer’s assets under the Indentures, provided that in order to rely on that clarification, the assets of the Company’s U.S. Mortgage Insurance segment would be contributed to the Issuer and 80% of any Net Cash Proceeds, as defined in the Supplemental Indentures, to the Company from any Life Sale would be used to reduce outstanding indebtedness.

The amendments to the Senior Notes Indenture and the Subordinated Notes Indenture implemented by Supplemental Indenture No. 12 and the Third Supplemental Indenture, respectively, became operative on March 22, 2016 upon the payment of the applicable consent fees payable under the terms of the Consent Solicitation.

The foregoing descriptions of Supplemental Indenture No. 12 and the Third Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of Supplemental Indenture No. 12 and the Third Supplemental Indenture, respectively, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. Supplemental Indenture No. 12 and the Third Supplemental Indenture are each incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

4.1	Supplemental Indenture No. 12, dated as of March 18, 2016, among Genworth Holdings, Inc., Genworth Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, amending the Indenture, dated as of June 15, 2004, between Genworth Financial, Inc. (renamed Genworth Holdings, Inc.) and JPMorgan Chase Bank, N.A. (succeeded by The Bank of New York Mellon Trust Company, N.A.), as Trustee

4.2	Third Supplemental Indenture, dated as of March 18, 2016, among Genworth Holdings, Inc., Genworth Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, amending the Indenture, dated as of November 14, 2006, between Genworth Financial, Inc. (renamed Genworth Holdings, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: March 22, 2016	By:	/s/ Kelly L. Groh
Kelly L. Groh
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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